Registration Statement No. 333-173924
Filed Pursuant to Rule 424(b)(2)
Pricing Supplement dated October 14, 2011 to the Prospectus, the Prospectus Supplement and the Product Supplement, each dated June 22, 2011
US$1,916,000
Senior Medium-Term Notes, Series B
Reverse Exchangeable Notes
Each Linked to a Single Reference Stock Issuer

•
This pricing supplement relates to twenty-three separate note offerings. Each issue of the notes is linked to one, and only one, Reference Stock. You may participate in any of the twenty-three offerings or, at your election, in two or more of the offerings. This pricing supplement does not, however, allow you to purchase a single note linked to a basket of some or all of the Reference Stocks described below.

•
The notes are designed for investors who seek an interest rate that is higher than that of a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning the common equity securities of the applicable Reference Stock Issuer, and be willing to lose some or all of their principal at maturity.

•	Investing in the notes is not equivalent to investing in the shares of any of the Reference Stocks.

•
Each issue of the offered notes will pay interest monthly at the fixed per annum rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Stock Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Stock Price below the applicable Trigger Price during the Monitoring Period, as described below.

•	Any payment at maturity is subject to the credit risk of Bank of Montreal.

•
Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the applicable Cash Delivery Amount), in each case, together with any accrued and unpaid interest, as described below.

•	The notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000.

•	Our subsidiary, BMO Capital Markets Corp., is the agent for this offering. See “Supplemental Plan of Distribution—Conflicts of Interests” below.

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RevEx Number	Reference Stock Issuer	Ticker Symbol	Principal Amount	Interest Rate per Annum	Initial Stock Price	Trigger Price	Term (in months)	CUSIP	Price to Public	Agent’s Commission	Proceeds to Bank of Montreal
0430	Alcoa Inc.	AA	$27,000	16.00%	$10.26	$7.70	3	06366QXY8	100%	1.75% US$472.50	98.25% US$26,527.50
0431	Aflac, Inc.	AFL	$8,000	16.00%	$41.30	$30.98	3	06366QXZ5	100%	1.75% US$140.00	98.25% US$7,860.00
0432	American International Group, Inc.	AIG	$40,000	18.00%	$23.37	$16.36	3	06366QYA9	100%	1.75% US$700.00	98.25% US$39,300.00
0433	Amazon.com, Inc.	AMZN	$20,000	16.00%	$246.71	$197.37	3	06366QYB7	100%	1.75% US$350.00	98.25% US$19,650.00
0435	American Express Company	AXP	$20,000	14.00%	$46.10	$36.88	3	06366QYD3	100%	1.75% US$350.00	98.25% US$19,650.00
0438	Caterpillar Inc.	CAT	$10,000	16.00%	$84.09	$63.07	3	06366QYG6	100%	1.75% US$175.00	98.25% US$9,825.00
0441	Dell Inc.	DELL	$51,000	12.00%	$16.62	$13.30	3	06366QYK7	100%	1.75% US$892.50	98.25% US$50,107.50
0442	eBay Inc.	EBAY	$28,000	16.00%	$33.69	$26.95	3	06366QYL5	100%	1.75% US$490.00	98.25% US$27,510.00
0443	Ford Motor Company	F	$145,000	14.00%	$11.56	$8.67	3	06366QYM3	100%	1.75% US$2,537.50	98.25% US$142,462.50
0444	Freeport-McMoRan Copper & Gold Inc.	FCX	$721,000	20.00%	$36.77	$23.90	3	06366QYN1	100%	1.75% US$12,617.50	98.25% US$708,382.50

Investing in the notes involves risks, including those described in the “Selected Risk Considerations” section beginning on page P-4 of this pricing supplement, the “Additional Risk Factors Relating to the Notes” section beginning on page PS-5 of the product supplement, and the “Risk Factors” sections beginning on page S-3 of the prospectus supplement and on page 7 of the prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this pricing supplement, the product supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.
The notes will be our unsecured obligations and will not be savings accounts or deposits that are insured by the United States Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency or instrumentality or other entity.
We expect to deliver the notes through the facilities of The Depository Trust Company on October 19, 2011.

BMO CAPITAL MARKETS

(continued from the previous page)

RevEx Number	Reference Stock Issuer	Ticker Symbol	Principal Amount	Interest Rate per Annum	Initial Stock Price	Trigger Price	Term (in months)	CUSIP	Price to Public	Agent’s Commission	Proceeds to Bank of Montreal
0445	General Electric Company	GE	$225,000	13.00%	$16.60	$13.28	3	06366QYP6	100%	1.75% US$3,937.50	98.25% US$221,062.50
0446	Corning Incorporated	GLW	$36,000	13.00%	$13.71	$10.28	3	06366QYQ4	100%	1.75% US$630.00	98.25% US$35,370.00
0447	Green Mountain Coffee Roasters, Inc.	GMCR	$62,000	19.00%	$92.09	$55.25	3	06366QYR2	100%	1.75% US$1,085.00	98.25% US$60,915.00
0448	Goodyear Tire & Rubber Company	GT	$30,000	20.00%	$12.27	$7.98	3	06366QYS0	100%	1.75% US$525.00	98.25% US$29,475.00
0451	J.C. Penney Company, Inc.	JCP	$10,000	16.00%	$30.04	$22.53	3	06366QYV3	100%	1.75% US$175.00	98.25% US$9,825.00
0452	JPMorgan Chase & Co.	JPM	$65,000	15.00%	$31.89	$23.92	3	06366QYW1	100%	1.75% US$1,137.50	98.25% US$63,862.50
0453	lululemon athletica inc.	LULU	$8,000	19.00%	$54.24	$32.54	3	06366QYX9	100%	1.75% US$140.00	98.25% US$7,860.00
0456	MetLife, Inc.	MET	$33,000	16.00%	$32.17	$20.91	3	06366QZA8	100%	1.75% US$577.50	98.25% US$32,422.50
0457	Occidental Petroleum Corporation	OXY	$20,000	11.00%	$85.42	$64.07	3	06366QZB6	100%	1.75% US$350.00	98.25% US$19,650.00
0459	Tiffany & Co.	TIF	$30,000	14.00%	$72.03	$54.02	3	06366QZD2	100%	1.75% US$525.00	98.25% US$29,475.00
0461	Whole Foods Market, Inc.	WFM	$31,000	12.00%	$69.12	$51.84	3	06366QZF7	100%	1.75% US$542.50	98.25% US$30,457.50
0462	United States Steel Corporation	X	$45,000	18.00%	$24.64	$14.78	3	06366QZG5	100%	1.75% US$787.50	98.25% US$44,212.50
0463	Yahoo! Inc.	YHOO	$41,000	15.00%	$15.91	$11.14	3	06366QZH3	100%	1.75% US$717.50	98.25% US$40,282.50

Key Terms of the Notes:

Payment at Maturity:	The payment at maturity for each of the notes is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 in principal amount of the note, unless:

(1) the applicable Final Stock Price is less than the applicable Initial Stock Price; and

(2)
on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined to a price that is less than the applicable Trigger Price.  (“Closing Price Monitoring” is applicable to the notes.)

If the conditions described in both (1) and (2) are satisfied, you will receive at maturity, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Delivery Amount). Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Delivery Amount will most likely be substantially less than the principal amount of your notes, and may be zero.

Pricing Date:	October 14, 2011

Settlement Date:	October 19, 2011

Valuation Date:	January 13, 2012

Maturity Date:	January 19, 2012

Interest Payment Dates:
Interest on the notes will be paid in equal monthly installments on the 19th day of each month beginning on November 19, 2011, to and including the maturity date (subject to postponement as described in the product supplement).

Monitoring Period:	The period from the pricing date to and including the Valuation Date.

Physical Delivery Amount:
The number of shares of the applicable Reference Stock, per $1,000 in principal amount of the notes, equal to $1,000 divided by the applicable Initial Stock Price, subject to adjustments, as described in the product supplement.  Any fractional shares will be paid in cash.

Cash Delivery Amount:
For each Reference Stock, the amount in cash equal to the product of (1) the Physical Delivery Amount and (2) the Final Stock Price of that Reference Stock, subject to adjustments, as described in the product supplement.

Initial Stock Price:
The closing price of the applicable Reference Stock on the pricing date, as indicated on the cover page.  The Initial Stock Price is subject to adjustments in certain circumstances. See “General Terms of the Notes — Payment at Maturity” and “— Anti-dilution Adjustments” in the product supplement for additional information about these adjustments.

Final Stock Price:	The closing price of the applicable Reference Stock on the Valuation Date.

Automatic Redemption:	Not Applicable

We may use this pricing supplement in the initial sale of notes. In addition, BMO Capital Markets Corp. or another of our affiliates may use this pricing supplement in market-making transactions in any notes after their initial sale. Unless our agent or we inform you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

Additional Terms of the Notes

This pricing supplement relates to twenty-three separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (and not to a basket that includes any other Reference Stock). You may participate in any of the note offerings or, at your election, in two or more of the offerings.

You should read this pricing supplement together with the product supplement, the prospectus supplement and the prospectus, each dated June 22, 2011. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours or the agent. You should carefully consider, among other things, the matters set forth in “Additional Risk Factors Relating to the Notes” in the product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement dated June 22, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000121465911002106/f622111424b5.htm

•	Prospectus supplement dated June 22, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000095012311060741/o71090b5e424b5.htm

•	Prospectus dated June 22, 2011:
http://www.sec.gov/Archives/edgar/data//927971/000095012311060730/o71090b2e424b2.htm

Our Central Index Key, or CIK, on the SEC website is 927971.  As used in this pricing supplement, the “Company,” “we,” “us” or “our” refers to Bank of Montreal.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks.  These risks are explained in more detail in the “Additional Risk Factors Relating to the Notes” section of the product supplement dated June 22, 2011.

•
Your investment in the notes may result in a loss. — The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Stock Price and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Stock Price to a closing price that is less than the applicable Trigger Price on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a number of shares of the applicable Reference Stock (or, at our election, the Cash Delivery Amount).  We expect that the market value of those shares or the Cash Delivery Amount will be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.

•
Your return on the notes is limited to the principal amount plus accrued interest regardless of any appreciation in the value of the applicable Reference Stock. — You will not receive a payment at maturity with a value greater than your principal amount, plus accrued and unpaid interest.  This will be the case even if the Final Stock Price exceeds the Initial Stock Price by a substantial amount.

•
Your investment is subject to the credit risk of Bank of Montreal. — Our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on our ability to pay all amounts due on the notes on each interest payment date and at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.

•
Potential conflicts. — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock Issuers, including extending loans to, or making equity investments in, the Reference Stock Issuers, or providing advisory services to them.  In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock Issuers, and these reports may or may not recommend that investors buy or hold shares of the Reference Stocks.  As a potential purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock Issuer that in your judgment is appropriate to make an informed investment decision.

•
The inclusion of the underwriting commission and hedging profits, if any, in the original offering price of the notes, as well as our hedging costs, is likely to adversely affect the price at which you can sell your notes. — Assuming no change in market conditions or any other relevant factors, the price, if any, at which BMO Capital Markets Corp. or any other party may be willing to purchase the notes in secondary market transactions may be lower than the initial public offering price. The initial public offering price will include, and any price quoted to you is likely to exclude, the underwriting commission paid in connection with the initial distribution. The initial public offering price may also include, and any price quoted to you would be likely to exclude, the hedging profits that we expect to earn with respect to hedging our exposure under the notes. In addition, any such price is also likely to reflect a discount to account for costs associated with establishing or unwinding any related hedge transaction, such as dealer discounts, mark-ups and other transaction costs.

•
You will have no ownership rights in the applicable Reference Stock. — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock Issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.

•
No affiliation with the Reference Stock Issuers. — We are not affiliated with the Reference Stock Issuers.  You should make your own investigation into the Reference Stocks and the Reference Stock Issuers. We are not responsible for any Reference Stock Issuer’s public disclosure of information, whether contained in SEC filings or otherwise.

•
Lack of liquidity. — The notes will not be listed on any securities exchange.  BMO Capital Markets Corp. may offer to purchase the notes in the secondary market, but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which BMO Capital Markets Corp. is willing to buy the notes.

•
Hedging and trading in the Reference Stocks. — We or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to the Reference Stock. We or our affiliates may also trade in the Reference Stocks or instruments related to one or more of the Reference Stocks from time to time. Any of these hedging or trading activities as of the pricing date and during the term of the notes could adversely affect our payment to you at maturity.

•
Many economic and market factors will influence the value of the notes. — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, and which are described in more detail in the product supplement.

The Reference Stocks

All information contained herein on the Reference Stocks and on the Reference Stock Issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock Issuer under the Exchange Act can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.  See the section “The Reference Stock Issuers” in the product supplement for additional information.

Alcoa Inc.

Alcoa Inc. produces primary aluminum, fabricated aluminum, and alumina, and participates in mining, refining, smelting, fabricating, and recycling. The company serves customers worldwide primarily in the transportation, packaging, building, and industrial markets with both fabricated and finished products. Its common stock is traded on the New York Stock Exchange under the symbol “AA.”

Historical Information of the Common Stock of Alcoa Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	39.12	28.79
	Second Quarter	44.59	33.93
	Third Quarter	34.94	21.38
	Fourth Quarter	21.27	6.85

2009	First Quarter	12.12	5.22
	Second Quarter	12.22	7.60
	Third Quarter	14.47	9.23
	Fourth Quarter	16.34	11.93

2010	First Quarter	17.45	12.73
	Second Quarter	15.03	10.06
	Third Quarter	12.21	10.00
	Fourth Quarter	15.39	11.92

2011	First Quarter	17.65	15.64
	Second Quarter	18.13	14.73
	Third Quarter	16.49	9.57
	Fourth Quarter (through the pricing date)	10.30	8.90

Aflac, Inc.

Aflac, Inc. is a general business holding company. The company, through its subsidiaries, provides supplemental insurance to individuals in the United States and Japan. The company's products include accident/disability plans, cancer expense plans, short-term disability plans, sickness and hospital indemnity plans, hospital intensive care plans, and fixed-benefit dental plans. Its common stock is traded on the New York Stock Exchange under the symbol “AFL.”

Historical Information of the Common Stock of Aflac, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	65.55	58.72
	Second Quarter	68.22	62.80
	Third Quarter	64.25	51.25
	Fourth Quarter	58.02	30.38

2009	First Quarter	46.28	11.49
	Second Quarter	37.66	18.75
	Third Quarter	43.02	28.65
	Fourth Quarter	47.14	40.58

2010	First Quarter	54.82	45.95
	Second Quarter	56.56	40.48
	Third Quarter	53.61	43.12
	Fourth Quarter	57.85	51.45

2011	First Quarter	59.28	50.45
	Second Quarter	57.00	44.30
	Third Quarter	47.43	31.46
	Fourth Quarter (through the pricing date)	41.30	33.57

American International Group, Inc.

American International Group, Inc. is a holding company which, through its subsidiaries provides a varied range of insurance and insurance-related activities in the United States and abroad. The company's main activities include both general and life insurance and retirement services operations as well as financial services and asset management Its common stock is traded on the New York Stock Exchange under the symbol “AIG.”

Historical Information of the Common Stock of American International Group, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	993.86	666.82
	Second Quarter	821.63	443.32
	Third Quarter	504.30	34.35
	Fourth Quarter	67.02	22.62

2009	First Quarter	29.15	5.86
	Second Quarter	33.68	17.59
	Third Quarter	42.08	7.94
	Fourth Quarter	38.45	23.51

2010	First Quarter	30.36	18.56
	Second Quarter	37.29	28.52
	Third Quarter	34.88	27.73
	Fourth Quarter	49.74	32.55

2011	First Quarter	51.25	34.95
	Second Quarter	35.00	27.23
	Third Quarter	30.21	21.61
	Fourth Quarter (through the pricing date)	23.76	20.46

Amazon.com, Inc.

Amazon.com, Inc. is an online retailer that offers a wide range of products, including: books, music, videotapes, computers, electronics, home and garden, and numerous other products. The company offers personalized shopping services, web-based credit card payment, and direct shipping to customers. Its common stock is traded on the Nasdaq Global Select Market under the symbol “AMZN.”

Historical Information of the Common Stock of Amazon.com, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	96.25	62.43
	Second Quarter	84.51	71.99
	Third Quarter	88.09	63.35
	Fourth Quarter	69.58	35.03

2009	First Quarter	75.58	48.44
	Second Quarter	87.56	73.50
	Third Quarter	93.87	75.63
	Fourth Quarter	142.25	88.67

2010	First Quarter	136.58	115.94
	Second Quarter	150.09	108.61
	Third Quarter	160.73	109.14
	Fourth Quarter	184.76	153.03

2011	First Quarter	191.25	160.97
	Second Quarter	206.07	178.34
	Third Quarter	241.69	177.54
	Fourth Quarter (through the pricing date)	246.71	211.98

American Express Company

American Express Company is a global payment and travel company. The company's principal products and services are charge and credit payment card products and travel-related services offered to consumers and businesses around the world. Its common stock is traded on the New York Stock Exchange under the symbol “AXP.”

Historical Information of the Common Stock of American Express Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	51.04	40.04
	Second Quarter	51.33	37.67
	Third Quarter	42.19	32.55
	Fourth Quarter	35.34	17.23

2009	First Quarter	21.07	10.26
	Second Quarter	28.40	14.44
	Third Quarter	35.84	22.27
	Fourth Quarter	41.83	32.46

2010	First Quarter	42.98	36.79
	Second Quarter	48.05	37.71
	Third Quarter	45.43	39.21
	Fourth Quarter	46.37	37.82

2011	First Quarter	46.86	42.36
	Second Quarter	51.82	45.36
	Third Quarter	53.59	42.80
	Fourth Quarter (through the pricing date)	47.03	43.41

Caterpillar Inc.

Caterpillar Inc. designs, manufactures, and markets construction, mining, agricultural, and forestry machinery. The company also manufactures engines and other related parts for its equipment, and offers financing and insurance. The company distributes its products through a worldwide organization of dealers. Its common stock is traded on the New York Stock Exchange under the symbol “CAT.”

Historical Information of the Common Stock of Caterpillar Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	78.29	62.47
	Second Quarter	85.28	73.75
	Third Quarter	74.98	59.60
	Fourth Quarter	56.95	32.78

2009	First Quarter	46.91	22.17
	Second Quarter	40.00	28.99
	Third Quarter	54.34	30.29
	Fourth Quarter	60.40	48.83

2010	First Quarter	64.13	50.78
	Second Quarter	71.65	55.83
	Third Quarter	79.99	59.18
	Fourth Quarter	94.63	77.27

2011	First Quarter	111.53	92.75
	Second Quarter	115.41	95.44
	Third Quarter	111.63	73.84
	Fourth Quarter (through the pricing date)	84.09	70.55

Dell Inc.

Dell Inc. offers a wide range of computers and related products. The company sells personal computers, servers and networking products, storage systems, mobility products, software and peripherals, and services.The company serves consumers and businesses in the Americas, Europe, the Middle East, Africa, and the Asia Pacific region. Its common stock is traded on the Nasdaq Global Select Market under the symbol “DELL.”

Historical Information of the Common Stock of Dell Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	24.39	19.07
	Second Quarter	24.45	18.24
	Third Quarter	25.63	15.41
	Fourth Quarter	16.15	9.30

2009	First Quarter	11.27	7.99
	Second Quarter	13.86	9.50
	Third Quarter	16.92	11.97
	Fourth Quarter	16.06	12.81

2010	First Quarter	15.22	12.90
	Second Quarter	17.50	12.06
	Third Quarter	13.74	11.59
	Fourth Quarter	14.71	12.90

2011	First Quarter	15.83	13.15
	Second Quarter	16.75	14.25
	Third Quarter	17.52	13.65
	Fourth Quarter (through the pricing date)	16.62	13.91

eBay Inc.

eBay Inc. operates an online trading community. The company's service is used by buyers and sellers for the exchange of products and services such as coins, collectibles, computers, memorabilia, stamps and toys, as well as concert and sporting tickets. The companyalso offers, through a subsidiary, secure online payment services. Its common stock is traded on the Nasdaq Global Select Market under the symbol “EBAY.”

Historical Information of the Common Stock of eBay Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	32.84	25.72
	Second Quarter	32.94	27.33
	Third Quarter	28.65	19.95
	Fourth Quarter	20.85	11.17

2009	First Quarter	15.18	10.27
	Second Quarter	18.24	13.13
	Third Quarter	24.45	15.91
	Fourth Quarter	25.44	22.27

2010	First Quarter	27.56	21.77
	Second Quarter	27.37	19.61
	Third Quarter	24.99	19.26
	Fourth Quarter	31.21	24.08

2011	First Quarter	34.69	27.70
	Second Quarter	34.39	28.35
	Third Quarter	34.42	26.95
	Fourth Quarter (through the pricing date)	33.69	28.11

Ford Motor Company

Ford Motor Company designs, manufactures, and services cars and trucks. The company also provides vehicle-related financing, leasing, and insurance through its subsidiary. Its common stock is traded on the New York Stock Exchange under the symbol “F.”

Historical Information of the Common Stock of Ford Motor Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	6.85	5.11
	Second Quarter	8.48	4.81
	Third Quarter	6.03	4.17
	Fourth Quarter	4.55	1.26

2009	First Quarter	2.94	1.58
	Second Quarter	6.41	2.74
	Third Quarter	8.44	5.35
	Fourth Quarter	10.20	6.84

2010	First Quarter	14.10	10.28
	Second Quarter	14.46	9.88
	Third Quarter	13.16	10.16
	Fourth Quarter	17.00	12.26

2011	First Quarter	18.79	14.01
	Second Quarter	15.79	12.77
	Third Quarter	14.12	9.62
	Fourth Quarter (through the pricing date)	11.56	9.37

Freeport-McMoRan Copper & Gold Inc.

Freeport-McMoRan Copper & Gold Inc., through its subsidiary, is a copper, gold and molybdenum mining company. The company primarily mines for copper and owns mining interests in Chile and Indonesia. The company, through a subsidiary, is also involved in smelting and refining of copper concentrates. Its common stock is traded on the New York Stock Exchange under the symbol “FCX.”

Historical Information of the Common Stock of Freeport-McMoRan Copper & Gold Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	53.29	38.65
	Second Quarter	62.93	48.82
	Third Quarter	57.78	26.61
	Fourth Quarter	26.48	8.40

2009	First Quarter	21.53	11.07
	Second Quarter	30.21	19.14
	Third Quarter	36.58	22.50
	Fourth Quarter	43.66	32.70

2010	First Quarter	44.05	33.35
	Second Quarter	43.67	29.33
	Third Quarter	43.52	29.09
	Fourth Quarter	60.05	43.62

2011	First Quarter	60.92	47.79
	Second Quarter	57.44	46.83
	Third Quarter	56.30	30.45
	Fourth Quarter (through the pricing date)	36.77	29.87

General Electric Company

General Electric Company is a globally diversified technology and financial services company. The company's products and services include aircraft engines, power generation, water processing, and household appliances to medical imaging, business and consumer financing and industrial products. Its common stock is traded on the New York Stock Exchange under the symbol “GE.”

Historical Information of the Common Stock of General Electric Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	37.49	31.70
	Second Quarter	38.43	26.26
	Third Quarter	29.95	23.10
	Fourth Quarter	24.50	12.84

2009	First Quarter	17.07	6.66
	Second Quarter	14.53	10.17
	Third Quarter	17.01	10.71
	Fourth Quarter	16.84	14.19

2010	First Quarter	18.45	15.45
	Second Quarter	19.50	14.42
	Third Quarter	16.66	13.88
	Fourth Quarter	18.32	15.76

2011	First Quarter	21.52	18.28
	Second Quarter	20.65	17.97
	Third Quarter	19.30	15.01
	Fourth Quarter (through the pricing date)	16.60	14.69

Corning Incorporated

Corning Incorporated is a global, technology-based company. The company produces optical fiber, cable, and photonic components for the telecommunications industry, as well as manufactures glass panels, funnels, liquid crystal display glass and projection video lens assemblies for the information display industry. Its common stock is traded on the New York Stock Exchange under the symbol “GLW.”

Historical Information of the Common Stock of Corning Incorporated

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	25.14	21.35
	Second Quarter	27.77	23.05
	Third Quarter	22.60	14.51
	Fourth Quarter	15.30	7.82

2009	First Quarter	14.23	9.13
	Second Quarter	16.37	13.46
	Third Quarter	17.00	14.22
	Fourth Quarter	19.34	14.52

2010	First Quarter	20.49	17.21
	Second Quarter	20.92	16.00
	Third Quarter	19.24	15.68
	Fourth Quarter	19.43	17.44

2011	First Quarter	23.37	18.98
	Second Quarter	21.08	17.37
	Third Quarter	18.54	12.13
	Fourth Quarter (through the pricing date)	13.73	11.88

Green Mountain Coffee Roasters, Inc.

Green Mountain Coffee Roasters, Inc. is a specialty coffee and coffee maker business. The company provides Keurig single-cup brewing systems which includes Keurig single-cup brewer, K-Cup portion packs used by the system, as well as related accessories. The company manages operations through two business segments, the specialty coffee business unit and the Keurig business unit. Its common stock is traded on the Nasdaq Global Select Market under the symbol “GMCR.”

Historical Information of the Common Stock of Green Mountain Coffee Roasters, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	9.25	5.61
	Second Quarter	9.80	7.06
	Third Quarter	8.94	7.22
	Fourth Quarter	9.05	5.41

2009	First Quarter	10.88	7.38
	Second Quarter	20.86	10.37
	Third Quarter	24.61	18.54
	Fourth Quarter	27.16	19.98

2010	First Quarter	32.54	26.64
	Second Quarter	32.55	22.53
	Third Quarter	37.55	25.82
	Fourth Quarter	37.72	26.87

2011	First Quarter	64.61	32.96
	Second Quarter	89.26	64.00
	Third Quarter	111.62	84.08
	Fourth Quarter (through the pricing date)	93.62	87.63

Goodyear Tire & Rubber Company

The Goodyear Tire & Rubber Company develops, manufactures, distributes, and sells tires for most applications. The company also manufactures and markets several lines of rubber and rubber-related chemicals and provides automotive repair services.The company also retreads truck, aircraft, and heavy equipment tires. The company provides its products and services worldwide. Its common stock is traded on the New York Stock Exchange under the symbol “GT.”

Historical Information of the Common Stock of Goodyear Tire & Rubber Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	29.31	23.49
	Second Quarter	29.22	17.83
	Third Quarter	22.42	14.86
	Fourth Quarter	15.05	4.18

2009	First Quarter	7.95	3.51
	Second Quarter	13.51	6.49
	Third Quarter	18.32	10.55
	Fourth Quarter	17.81	12.54

2010	First Quarter	15.94	12.50
	Second Quarter	14.65	9.94
	Third Quarter	12.37	9.24
	Fourth Quarter	12.11	9.56

2011	First Quarter	15.45	11.58
	Second Quarter	18.72	14.61
	Third Quarter	17.89	9.39
	Fourth Quarter (through the pricing date)	12.27	9.37

J.C. Penney Company, Inc.

J.C. Penney Company, Inc., through a subsidiary, operates department stores in the United States and Puerto Rico. The company provides merchandise and services to consumers through department stores, catalog departments, and the Internet. The company markets primarily family apparel, jewelry, shoes, accessories, and home furnishings. Its common stock is traded on the New York Stock Exchange under the symbol “JCP.”

Historical Information of the Common Stock of J.C. Penney Company, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	50.45	34.57
	Second Quarter	46.32	35.98
	Third Quarter	43.29	28.40
	Fourth Quarter	33.22	14.38

2009	First Quarter	22.50	14.18
	Second Quarter	32.59	20.56
	Third Quarter	34.43	26.27
	Fourth Quarter	36.81	26.61

2010	First Quarter	33.59	24.30
	Second Quarter	33.67	21.48
	Third Quarter	27.18	19.50
	Fourth Quarter	34.47	27.44

2011	First Quarter	37.67	29.08
	Second Quarter	39.42	29.92
	Third Quarter	35.03	23.81
	Fourth Quarter (through the pricing date)	30.23	26.12

JPMorgan Chase & Co.

JPMorgan Chase & Co. provides global financial services and retail banking. The company provides services such as investment banking, treasury and securities services, asset management, private banking, card member services, commercial banking, and home finance. The company serves business enterprises, institutions, and individuals. Its common stock is traded on the New York Stock Exchange under the symbol “JPM.”

Historical Information of the Common Stock of JPMorgan Chase & Co.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	48.25	36.48
	Second Quarter	49.25	34.31
	Third Quarter	48.24	31.02
	Fourth Quarter	49.85	22.72

2009	First Quarter	31.35	15.90
	Second Quarter	38.94	27.25
	Third Quarter	46.47	32.27
	Fourth Quarter	47.16	40.27

2010	First Quarter	45.02	37.70
	Second Quarter	47.81	36.61
	Third Quarter	41.64	35.63
	Fourth Quarter	42.67	36.96

2011	First Quarter	48.00	43.40
	Second Quarter	47.64	39.49
	Third Quarter	42.29	29.27
	Fourth Quarter (through the pricing date)	33.20	28.65

lululemon athletica inc.

lululemon athletica inc.  designs and retails athletic clothing. The company produces fitness pants, shorts, tops and jackets for yoga, dance, running, and general fitness.
 Its common stock is traded on the Nasdaq Global Select Market under the symbol “LULU.”

Historical Information of the Common Stock of lululemon athletica inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	22.41	10.86
	Second Quarter	18.32	13.50
	Third Quarter	14.43	9.00
	Fourth Quarter	11.87	3.54

2009	First Quarter	4.33	2.25
	Second Quarter	7.61	4.56
	Third Quarter	12.25	5.80
	Fourth Quarter	15.42	10.68

2010	First Quarter	20.95	13.14
	Second Quarter	22.79	17.91
	Third Quarter	22.92	15.95
	Fourth Quarter	36.76	21.55

2011	First Quarter	44.92	33.48
	Second Quarter	56.55	41.55
	Third Quarter	63.76	45.45
	Fourth Quarter (through the pricing date)	54.24	44.80

MetLife, Inc.

MetLife, Inc. provides individual insurance, employee benefits and financial services with operations throughout the United States and the regions of Latin America, Europe, and Asia Pacific. The company's products include life insurance, annuities, automobile and homeowners insurance, retail banking and other financial services to individuals as well as group insurance. Its common stock is traded on the New York Stock Exchange under the symbol “MET.”

Historical Information of the Common Stock of MetLife, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	61.52	54.62
	Second Quarter	62.88	52.77
	Third Quarter	63.00	43.75
	Fourth Quarter	48.15	16.48

2009	First Quarter	35.97	12.10
	Second Quarter	35.50	23.43
	Third Quarter	40.83	26.90
	Fourth Quarter	38.35	33.22

2010	First Quarter	43.34	33.64
	Second Quarter	47.10	37.76
	Third Quarter	42.73	36.49
	Fourth Quarter	44.92	37.74

2011	First Quarter	48.63	42.28
	Second Quarter	46.79	39.24
	Third Quarter	44.38	26.82
	Fourth Quarter (through the pricing date)	32.17	26.60

Occidental Petroleum Corporation

Occidental Petroleum Corporation explores for, develops, produces, and markets crude oil and natural gas. The company also manufactures and markets a variety of basic chemicals, vinyls and performance chemicals. The company also gathers, treats, processes, transports, stores, trades and markets crude oil, natural gas, condensate and carbon dioxide (CO2) and generates and markets power. Its common stock is traded on the New York Stock Exchange under the symbol “OXY.”

Historical Information of the Common Stock of Occidental Petroleum Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	80.51	64.57
	Second Quarter	97.85	74.88
	Third Quarter	91.44	65.00
	Fourth Quarter	67.42	40.72

2009	First Quarter	62.16	47.56
	Second Quarter	70.63	54.77
	Third Quarter	79.15	59.57
	Fourth Quarter	84.48	74.33

2010	First Quarter	84.54	76.01
	Second Quarter	89.99	77.15
	Third Quarter	82.92	72.23
	Fourth Quarter	99.03	78.63

2011	First Quarter	107.37	93.81
	Second Quarter	115.74	96.89
	Third Quarter	108.08	71.50
	Fourth Quarter (through the pricing date)	85.42	68.58

Tiffany & Co.

Tiffany & Co. operates jewelry and specialty retail stores and designs and manufactures its products through subsidiary companies. The company retails its products through stores and boutiques in the United States, Mexico, Canada, and Brazil, and wholesales outside the United States. Its common stock is traded on the New York Stock Exchange under the symbol “TIF.”

Historical Information of the Common Stock of Tiffany & Co.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	44.39	34.04
	Second Quarter	49.03	40.75
	Third Quarter	45.57	34.73
	Fourth Quarter	35.34	17.71

2009	First Quarter	25.89	16.94
	Second Quarter	31.01	21.45
	Third Quarter	38.82	23.91
	Fourth Quarter	43.95	37.71

2010	First Quarter	47.99	39.70
	Second Quarter	51.94	37.91
	Third Quarter	47.11	36.29
	Fourth Quarter	65.44	46.45

2011	First Quarter	64.72	56.27
	Second Quarter	78.52	61.43
	Third Quarter	83.82	57.36
	Fourth Quarter (through the pricing date)	72.03	58.79

Whole Foods Market, Inc.

Whole Foods Market, Inc. owns and operates a chain of natural food supermarkets in the United States. The company's stores provides full range of merchandise, featuring products that are free of artificial flavors, sweeteners, colors, preservatives, and added chemicals. Its common stock is traded on the Nasdaq Global Select Market under the symbol “WFM.”

Historical Information of the Common Stock of Whole Foods Market, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	41.74	30.65
	Second Quarter	34.98	23.69
	Third Quarter	24.02	17.84
	Fourth Quarter	20.23	8.19

2009	First Quarter	18.23	9.29
	Second Quarter	22.70	17.20
	Third Quarter	30.49	17.18
	Fourth Quarter	34.19	25.30

2010	First Quarter	36.94	27.22
	Second Quarter	42.50	36.02
	Third Quarter	40.15	34.19
	Fourth Quarter	51.35	34.57

2011	First Quarter	65.93	48.10
	Second Quarter	66.73	53.98
	Third Quarter	72.10	54.00
	Fourth Quarter (through the pricing date)	69.33	62.44

United States Steel Corporation

United States Steel Corporation is an integrated steel producer flat-rolled and tubular products with production operations in North America and Europe. The company uses iron ore and coke as primary raw materials for steel production. Its common stock is traded on the New York Stock Exchange under the symbol “X.”

Historical Information of the Common Stock of United States Steel Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	126.87	95.82
	Second Quarter	191.96	132.65
	Third Quarter	175.35	72.33
	Fourth Quarter	70.95	20.97

2009	First Quarter	40.14	16.88
	Second Quarter	41.83	22.62
	Third Quarter	50.24	30.50
	Fourth Quarter	56.86	34.48

2010	First Quarter	65.44	44.07
	Second Quarter	69.71	38.55
	Third Quarter	49.59	37.66
	Fourth Quarter	59.02	40.25

2011	First Quarter	63.64	52.33
	Second Quarter	54.64	41.07
	Third Quarter	46.91	21.99
	Fourth Quarter (through the pricing date)	24.64	20.19

Yahoo! Inc.

Yahoo! Inc. is a global internet media company that offers an online guide to web navigation, aggregated information content, communication services, and commerce. The company's site includes a hierarchical, subject-based directory of web sites, which enables users to locate and access information and services through hypertext links included in the directory. Its common stock is traded on the Nasdaq Global Select Market under the symbol “YHOO.”

Historical Information of the Common Stock of Yahoo! Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	29.98	19.05
	Second Quarter	28.67	20.66
	Third Quarter	24.64	16.88
	Fourth Quarter	16.96	8.95

2009	First Quarter	14.09	11.01
	Second Quarter	16.65	12.75
	Third Quarter	17.81	14.18
	Fourth Quarter	17.67	14.97

2010	First Quarter	17.23	14.80
	Second Quarter	18.97	13.84
	Third Quarter	15.52	13.11
	Fourth Quarter	17.02	14.23

2011	First Quarter	17.77	15.57
	Second Quarter	18.65	14.70
	Third Quarter	15.81	11.09
	Fourth Quarter (through the pricing date)	15.93	13.53

Examples of the Hypothetical Payment at Maturity for a $1,000 Investment in a Note

The following table illustrates the hypothetical payments at maturity on a $1,000 investment in the notes, based on a hypothetical Initial Stock Price of $100.00, a hypothetical Trigger Price of $75.00 (75% of the Initial Stock Price, a range of hypothetical Final Stock Prices and the effect on the payment at maturity if (i) the closing market price of the Reference Stock does not fall below the Trigger Price at any time during the Monitoring Period or (ii) the closing market price of the Reference Stock declines below the Trigger Price at any time during the Monitoring Period.

The hypothetical examples shown below are intended to help you understand the terms of the notes.  The actual amount of cash or securities that you will receive at maturity will depend upon the Final Stock Price of the applicable Reference Stock, and whether its closing price was below the applicable Trigger Price on any trading day during the applicable Monitoring Period.

Hypothetical Final Stock Price	Hypothetical Final Stock Price Expressed as a Percentage of the Initial Stock Price	Payment At Maturity
		(i) if the closing market price of the Reference Stock does not fall below the Trigger Price on any day during the Monitoring Period	(ii) if the closing market price of the Reference Stock falls below the Trigger Price on any day during the Monitoring Period	Total Value of payment Received at Maturity*
$150.00	150%	$1,000.00	$1,000.00	$1,000.00
$125.00	125%	$1,000.00	$1,000.00	$1,000.00
$100.00	100%	$1,000.00	$1,000.00	$1,000.00
$90.00	90%	$1,000.00	10 shares of the Reference Stock or the Cash Delivery Amount	$900.00
$80.00	80%	$1,000.00	10 shares of the Reference Stock or the Cash Delivery Amount	$800.00
$75.00	75%	$1,000.00	10 shares of the Reference Stock or the Cash Delivery Amount	$750.00
$70.00	70%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$700.00
$50.00	50%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$500.00
$25.00	25%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$250.00
$0.00	0%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$0.00

* Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Delivery Amount) or the principal amount of your notes in cash. Also note that if you receive the Physical Delivery Amount, the total value of the payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.  Regardless of the performance of the Reference Stock, or of the payment that you receive at maturity, you will receive the interest payments on the notes.

Certain U.S. Federal Tax Information

The following table sets forth the amount of stated interest on the Notes and the portion that will be treated as an interest payment and as payment for the Put Option for U.S. federal income tax purposes.

RevEx Number	Reference Stock Issuer	Interest Rate per Annum	Treated as an Interest Payment	Treated as Payment for the Put Option
0430	Alcoa Inc.	16.00%	0.40%	15.60%
0431	Aflac, Inc.	16.00%	0.40%	15.60%
0432	American International Group, Inc.	18.00%	0.40%	17.60%
0433	Amazon.com, Inc.	16.00%	0.40%	15.60%
0435	American Express Company	14.00%	0.40%	13.60%
0438	Caterpillar Inc.	16.00%	0.40%	15.60%
0441	Dell Inc.	12.00%	0.40%	11.60%
0442	eBay Inc.	16.00%	0.40%	15.60%
0443	Ford Motor Company	14.00%	0.40%	13.60%
0444	Freeport-McMoRan Copper & Gold Inc.	20.00%	0.40%	19.60%
0445	General Electric Company	13.00%	0.40%	12.60%
0446	Corning Incorporated	13.00%	0.40%	12.60%
0447	Green Mountain Coffee Roasters, Inc.	19.00%	0.40%	18.60%
0448	Goodyear Tire & Rubber Company	20.00%	0.40%	19.60%
0451	J.C. Penney Company, Inc.	16.00%	0.40%	15.60%
0452	JPMorgan Chase & Co.	15.00%	0.40%	14.60%
0453	lululemon athletica inc.	19.00%	0.40%	18.60%
0456	MetLife, Inc.	16.00%	0.40%	15.60%
0457	Occidental Petroleum Corporation	11.00%	0.40%	10.60%
0459	Tiffany & Co.	14.00%	0.40%	13.60%
0461	Whole Foods Market, Inc.	12.00%	0.40%	11.60%
0462	United States Steel Corporation	18.00%	0.40%	17.60%
0463	Yahoo! Inc.	15.00%	0.40%	14.60%

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product supplement dated June 22, 2011 under “Supplemental U.S. Federal Income Tax Considerations,” which applies to the notes.

Supplemental Plan of Distribution (Conflicts of Interest)

BMO Capital Markets Corp. will purchase the notes from us at a purchase price reflecting the commission set forth on the cover page of this pricing supplement.  BMO Capital Markets Corp. has informed us that, as part of its distribution of the notes, it will reoffer the notes to other dealers who will sell them.  Each such dealer, or further engaged by a dealer to whom BMO Capital Markets Corp. reoffers the notes, will purchase the notes at an agreed discount to the initial offering price.

We own, directly or indirectly, all of the outstanding equity securities of BMO Capital Markets Corp., the agent for this offering. In accordance with FINRA Rule 5121, BMO Capital Markets Corp. may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

You should not construe the offering of any of the notes as a recommendation of the merits of acquiring an investment linked to the applicable Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.